EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer
William W. Harvey, Jr., Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2023 Earnings and Quarterly Dividend

Columbus, Ohio — October 23, 2023

Northwest Bancshares, Inc., (the “Company”), (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2023 of $39.2 million, or $0.31 per diluted share. This represents an increase of $1.9 million, or 5.1%, compared to the same quarter last year, when net income was $37.3 million, or $0.29 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2023 were 10.27% and 1.08% compared to 9.84% and 1.05% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on November 14, 2023 to shareholders of record as of November 2, 2023. This is the 116th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of September 30, 2023, this represents an annualized dividend yield of approximately 7.8%.

Louis J. Torchio, President and CEO, added, “Despite the economic, liquidity and interest rate headwinds, we are very pleased with current quarter results including strong net income of $39.2 million, or $0.31 per share. While net interest margins are still a challenge for the industry, we are encouraged by our decline of just five basis points during the quarter. Expenses were higher as we continue to hire the talent and build out the infrastructure necessary to propel the organization to a higher level of performance. Finally, asset quality remains positively resilient and overall stable.”

Mr. Torchio continued, “We continue to execute upon our strategic direction of transforming our organization into a more innovative and proactive commercial institution. Our year-to-date commercial loan growth of $480.0 million, or 12.1%, has pushed our overall commercial loan mix from 36% of total loans at the beginning of the year to over 39% at September 30. In addition, noninterest income represented over 22% of total revenue in the current quarter compared to just 19% during the same quarter last year. From a funding perspective, our deposit base remains strong and stable, and we have the advantage of being able to redirect cashflows from investment securities, mortgage loans and consumer loans to continue to grow more profitable commercial relationships.”

Net interest income decreased by $4.4 million, or 3.9%, to $108.4 million for the quarter ended September 30, 2023, from $112.7 million for the quarter ended September 30, 2022. This decrease in net interest income resulted primarily from a $37.4 million increase in interest expense as result of increases in both the average balance and average cost of interest-bearing liabilities. The average balance of interest-bearing liabilities increased $603.5 million, or 6.5%, to $9.850 billion for the quarter ended September 30, 2023 from $9.246 billion for the quarter ended September 30, 2022, driven by an increase in time deposits and borrowed funds. In addition, the cost of interest-bearing liabilities increased to 1.74% for the quarter ended September 30, 2023 from 0.25% for the quarter ended September 30, 2022 due to higher market interest rates. Partially offsetting this increase in interest expense was a $33.0 million increase in interest income. Cash and marketable securities were redeployed into higher yielding loans, which, along with higher market interest rates, caused the yield on interest-earning assets to increase to 4.51% for the quarter ended September 30, 2023 from 3.60% for the quarter ended September 30, 2022. Interest income on loans receivable increased $33.7 million, or 31.5%, due to an increase of $710.4 million, or 6.8%, in the average balance of loans in addition to an increase in the yield on loans to 5.01% for the quarter ended September 30, 2023 from 4.07% for the quarter ended September 30, 2022. The net effect of these changes in interest rates and average balances was a decrease in the Company's net interest margin to 3.23% for the quarter ended September 30, 2023 from 3.42% for the same quarter last year.

The provision for credit losses decreased by $10.3 million, or 91.1%, to $1.0 million for the current quarter ended September 30, 2023 from $11.3 million for the quarter ended September 30, 2022. Economic forecasts continued to improve and the Company continued to experience decreases in classified loans by $29.1 million, or 12.2%, to $208.6 million, or 1.84% of total loans, at September 30, 2023 from $237.7 million, or 2.21% of total loans, at September 30, 2022.

Noninterest income increased by $4.1 million, or 15.2%, to $30.9 million for the quarter ended September 30, 2023, from $26.8 million for the quarter ended September 30, 2022. This increase was primarily due to an increase in bank owned life insurance income of $3.1 million, or 209.2%, to $4.6 million for the quarter ended September 30, 2023 from $1.5 million for the quarter ended September 30, 2022 as a result of death benefits received in the current period.

Noninterest expense increased by $8.6 million, or 10.9%, to $87.6 million for the quarter ended September 30, 2023 from $79.0 million for the quarter ended September 30, 2022. This increase primarily resulted from a $4.5 million, or 9.7%, increase in compensation and employee benefits to $51.2 million for the quarter ended September 30, 2023, from $46.7 million for the quarter ended September 30, 2022 driven by increases in salaries and benefits over the past twelve months. Other expenses increased $1.7 million to $2.0 million for the quarter ended September 30, 2023, from $321,000 for the quarter ended September 30, 2022 due to an increase in employee relocation and other expenses. Processing expenses increased $1.3 million, or 9.4%, to $14.7 million for the quarter ended September 30, 2023, from $13.4 million for the quarter ended September 30, 2022 due to the implementation of additional third-party software programs. Lastly, FDIC insurance premiums increased $1.1 million, or 95.1%, to $2.3 million for the quarter ended September 30, 2023 from $1.2 million for the quarter ended September 30, 2022 due to an increase in the deposit insurance assessment rate beginning in the first quarter of 2023.

The provision for income taxes decreased by $522,000, or 4.4%, to $11.5 million for the quarter ended September 30, 2023 from $12.0 million for the quarter ended September 30, 2022 due primarily to a decrease in our effective tax rate in the current year related to BOLI tax benefits.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of September 30, 2023, Northwest operated 134 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; (9) reduction in the value of our goodwill and other intangible assets; and (10) the effect of any pandemic, including COVID-19, war or act of terrorism. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	September 30, 2023	December 31, 2022	September 30, 2022
Assets
Cash and cash equivalents	$161,995	139,365	118,549
Marketable securities available-for-sale (amortized cost of $1,262,080, $1,431,728 and $1,466,883, respectively)	1,010,076	1,218,108	1,251,791
Marketable securities held-to-maturity (fair value of $682,681, $751,384 and $771,238, respectively)	830,106	881,249	899,411
Total cash and cash equivalents and marketable securities	2,002,177	2,238,722	2,269,751

Loans held-for-sale	10,592	9,913	15,834
Residential mortgage loans	3,462,606	3,488,686	3,386,064
Home equity loans	1,258,765	1,297,674	1,284,989
Consumer loans	2,155,119	2,168,655	2,116,238
Commercial real estate loans	2,922,582	2,823,555	2,812,830
Commercial loans	1,500,609	1,131,969	1,125,570
Total loans receivable	11,310,273	10,920,452	10,741,525
Allowance for credit losses	(124,841)	(118,036)	(109,819)
Loans receivable, net	11,185,432	10,802,416	10,631,706

FHLB stock, at cost	40,404	40,143	19,281
Accrued interest receivable	42,624	35,528	29,536
Real estate owned, net	363	413	450
Premises and equipment, net	138,041	145,909	146,173
Bank-owned life insurance	250,502	255,062	255,015
Goodwill	380,997	380,997	380,997
Other intangible assets, net	6,013	8,560	9,491
Other assets	315,648	205,574	210,744
Total assets	$14,362,201	14,113,324	13,953,144
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,774,291	2,993,243	3,094,120
Interest-bearing demand deposits	2,598,080	2,686,431	2,812,730
Money market deposit accounts	2,042,813	2,457,569	2,577,013
Savings deposits	2,116,360	2,275,020	2,327,419
Time deposits	2,258,338	1,052,285	1,067,110
Total deposits	11,789,882	11,464,548	11,878,392

Borrowed funds	604,587	681,166	150,036
Subordinated debt	114,102	113,840	113,753
Junior subordinated debentures	129,509	129,314	129,249
Advances by borrowers for taxes and insurance	27,653	47,613	29,647
Accrued interest payable	7,915	3,231	831
Other liabilities	190,122	182,126	191,450
Total liabilities	12,863,770	12,621,838	12,493,358
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,101,349, 127,028,848 and 126,921,989 shares issued and outstanding, respectively	1,271	1,270	1,269
Additional paid-in capital	1,023,591	1,019,647	1,017,189
Retained earnings	671,092	641,727	632,476
Accumulated other comprehensive loss	(197,523)	(171,158)	(191,148)
Total shareholders’ equity	1,498,431	1,491,486	1,459,786
Total liabilities and shareholders’ equity	$14,362,201	14,113,324	13,953,144

Equity to assets	10.43%	10.57%	10.46%
Tangible common equity to assets*	7.95%	8.03%	7.88%
Book value per share	$11.79	11.74	11.50
Tangible book value per share*	$8.74	8.67	8.42
Closing market price per share	$10.23	13.98	13.51
Full time equivalent employees	2,084	2,160	2,191
Number of banking offices	142	150	150
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022

Interest income:
Loans receivable	$140,667	132,724	123,745	117,137	106,943
Mortgage-backed securities	8,072	8,326	8,537	8,603	8,683
Taxable investment securities	786	841	845	840	838
Tax-free investment securities	491	667	700	701	709
FHLB stock dividends	668	844	690	419	148
Interest-earning deposits	914	594	423	153	1,295
Total interest income	151,598	143,996	134,940	127,853	118,616
Interest expense:
Deposits	31,688	21,817	11,238	3,871	3,157
Borrowed funds	11,542	13,630	11,238	6,938	2,710
Total interest expense	43,230	35,447	22,476	10,809	5,867
Net interest income	108,368	108,549	112,464	117,044	112,749
Provision for credit losses - loans	3,983	6,010	4,870	9,023	7,689
Provision for credit losses - unfunded commitments (1)	(2,981)	2,920	126	1,876	3,585
Net interest income after provision for credit losses	107,366	99,619	107,468	106,145	101,475
Noninterest income:
Loss on sale of investments	—	(8,306)	—	(1)	(2)
Gain on sale of mortgage servicing rights	—	8,305	—	—	—
Gain on sale of SBA loans	301	832	279	—	—
Service charges and fees	15,270	14,833	13,189	14,125	14,323
Trust and other financial services income	7,085	6,866	6,449	6,642	6,650
Gain on real estate owned, net	29	785	108	51	290
Income from bank-owned life insurance	4,561	1,304	1,269	1,663	1,475
Mortgage banking income	632	1,028	524	477	766
Other operating income	3,010	4,150	2,151	4,901	3,301
Total noninterest income	30,888	29,797	23,969	27,858	26,803
Noninterest expense:
Compensation and employee benefits	51,243	47,650	46,604	46,658	46,711
Premises and occupancy costs	7,052	7,579	7,471	7,370	7,171
Office operations	3,398	2,800	3,010	3,544	3,229
Collections expense	551	429	387	563	322
Processing expenses	14,672	14,648	14,350	13,585	13,416
Marketing expenses	2,379	2,856	2,892	2,773	2,147
Federal deposit insurance premiums	2,341	2,064	2,223	1,319	1,200
Professional services	3,002	3,804	4,758	5,434	3,363
Amortization of intangible assets	795	842	909	932	1,047
Real estate owned expense	141	83	181	53	61
Merger, asset disposition and restructuring expense	—	1,593	2,802	4,243	—
Other expenses	1,996	1,510	1,863	2,304	321
Total noninterest expense	87,570	85,858	87,450	88,778	78,988
Income before income taxes	50,684	43,558	43,987	45,225	49,290
Income tax expense	11,464	10,514	10,308	10,576	11,986
Net income	$39,220	33,044	33,679	34,649	37,304

Basic earnings per share	$0.31	0.26	0.27	0.27	0.29
Diluted earnings per share	$0.31	0.26	0.26	0.27	0.29

Annualized return on average equity	10.27%	8.72%	9.11%	9.38%	9.84%
Annualized return on average assets	1.08%	0.93%	0.97%	0.98%	1.05%
Annualized return on tangible common equity *	14.00%	11.79%	12.15%	12.48%	13.84%

Efficiency ratio	62.88%	62.06%	64.10%	61.27%	56.60%
Efficiency ratio, excluding certain items (1) **	62.31%	60.30%	61.38%	57.70%	55.85%
Annualized noninterest expense to average assets	2.42%	2.42%	2.51%	2.52%	2.23%
Annualized noninterest expense to average assets, excluding certain items (1) **	2.39%	2.35%	2.40%	2.37%	2.20%
(1)     Reclassified from other expenses for periods prior to March 31, 2023. Respective ratios updated for reclassification.
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2023	2022
Interest income:
Loans receivable	$397,136	290,691
Mortgage-backed securities	24,935	22,201
Taxable investment securities	2,472	2,230
Tax-free investment securities	1,858	2,066
FHLB stock dividends	2,202	311
Interest-earning deposits	1,931	3,446
Total interest income	430,534	320,945
Interest expense:
Deposits	64,743	10,249
Borrowed funds	36,410	7,059
Total interest expense	101,153	17,308
Net interest income	329,381	303,637
Provision for credit losses - loans	14,863	8,837
Provision for credit losses - unfunded commitments (1)	65	8,577
Net interest income after provision for credit losses	314,453	286,223
Noninterest income:
Loss on sale of investments	(8,306)	(7)
Gain on sale of mortgage servicing rights	8,305	—
Gain on sale of SBA loans	1,412	—
Service charges and fees	43,292	41,063
Trust and other financial services income	20,400	21,123
Gain on real estate owned, net	922	552
Income from bank-owned life insurance	7,134	5,466
Mortgage banking income	2,184	4,388
Other operating income	9,311	10,406
Total noninterest income	84,654	82,991
Noninterest expense:
Compensation and employee benefits	145,497	141,701
Premises and occupancy costs	22,102	22,248
Office operations	9,208	9,774
Collections expense	1,367	1,245
Processing expenses	43,670	38,911
Marketing expenses	8,127	6,322
Federal deposit insurance premiums	6,628	3,459
Professional services	11,564	9,269
Amortization of intangible assets	2,546	3,345
Real estate owned expense	405	170
Merger, asset disposition and restructuring expense	4,395	1,374
Other expenses	5,369	2,929
Total noninterest expense	260,878	240,747
Income before income taxes	138,229	128,467
Income tax expense	32,286	29,450
Net income	$105,943	99,017

Basic earnings per share	$0.83	0.78
Diluted earnings per share	$0.83	0.78

Annualized return on average equity	9.37%	8.61%
Annualized return on average assets	0.99%	0.93%
Annualized return on tangible common equity *	12.74%	12.38%

Efficiency ratio	63.01%	62.27%
Efficiency ratio, excluding certain items (1) **	61.33%	61.05%
Annualized noninterest expense to average assets	2.45%	2.26%
Annualized noninterest expense to average assets, excluding certain items (1) **	2.38%	2.22%
(1)    Reclassified from other expenses for periods prior to March 31, 2023. Respective ratios updated for reclassification.
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Reconciliation of net income to adjusted net operating income:
Net income (GAAP)	$39,220	37,304	105,943	99,017
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	—	—	4,395	1,374
Less: tax benefit of merger, asset disposition and restructuring expense	—	—	(1,231)	(385)
Adjusted net operating income (non-GAAP)	$39,220	37,304	109,107	100,006
Diluted earnings per share (GAAP)	$0.31	0.29	0.83	0.78
Diluted adjusted operating earnings per share (non-GAAP)	$0.31	0.29	0.86	0.79

Average equity	$1,515,287	1,503,626	1,511,428	1,536,706
Average assets	14,379,323	14,052,919	14,249,857	14,243,277
Annualized return on average equity (GAAP)	10.27%	9.84%	9.37%	8.61%
Annualized return on average assets (GAAP)	1.08%	1.05%	0.99%	0.93%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	10.27%	9.84%	9.65%	8.70%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	1.08%	1.05%	1.02%	0.94%

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	September 30, 2023	December 31, 2022	September 30, 2022
Tangible common equity to assets
Total shareholders’ equity	$1,498,431	1,491,486	1,459,786
Less: goodwill and intangible assets	(387,010)	(389,557)	(390,488)
Tangible common equity	$1,111,421	1,101,929	1,069,298

Total assets	$14,362,201	14,113,324	13,953,144
Less: goodwill and intangible assets	(387,010)	(389,557)	(390,488)
Tangible assets	$13,975,191	13,723,767	13,562,656

Tangible common equity to tangible assets	7.95%	8.03%	7.88%

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments
Tangible common equity	$1,111,421	1,101,929	1,069,298
Less: unrealized losses on held to maturity investments	(147,425)	(129,865)	(128,174)
Add: deferred taxes on unrealized losses on held to maturity investments	41,279	36,362	35,889
Tangible common equity, including unrealized losses on held-to-maturity investments	$1,005,275	1,008,426	977,013

Tangible assets	13,975,191	13,723,767	13,562,656

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments	7.19%	7.35%	7.20%

Tangible book value per share
Tangible common equity	$1,111,421	1,101,929	1,069,298
Common shares outstanding	127,101,349	127,028,848	126,921,989
Tangible book value per share	8.74	8.67	8.42

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's Consolidated Statements of Income.

	Quarter ended					Nine months ended September 30,
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	2023	2022

Annualized return on tangible common equity
Net income	$39,220	33,044	33,679	34,649	37,304	105,943	99,017

Total shareholders’ equity	1,498,431	1,511,501	1,513,275	1,491,486	1,459,786	1,498,431	1,459,786
Less: goodwill and intangible assets	(387,010)	(387,806)	(388,648)	(389,557)	(390,488)	(387,010)	(390,488)
Tangible common equity	$1,111,421	1,123,695	1,124,627	1,101,929	1,069,298	1,111,421	1,069,298

Annualized return on tangible common equity	14.00%	11.79%	12.15%	12.48%	13.84%	12.74%	12.38%

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$87,570	85,858	87,450	88,778	78,988	260,878	240,747
Less: amortization expense	(795)	(842)	(909)	(932)	(1,047)	(2,546)	(3,345)
Less: merger, asset disposition and restructuring expenses	—	(1,593)	(2,802)	(4,243)	—	(4,395)	(1,374)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$86,775	83,423	83,739	83,603	77,941	253,937	236,028

Net interest income	$108,368	108,549	112,464	117,044	112,749	329,381	303,637
Non-interest income	30,888	29,797	23,969	27,858	26,803	84,654	82,991
Net interest income plus non-interest income	$139,256	138,346	136,433	144,902	139,552	414,035	386,628

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses	62.31%	60.30%	61.38%	57.70%	55.85%	61.33%	61.05%

Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense
Non-interest expense excluding amortization and merger, asset disposition and restructuring expenses	86,775	83,423	83,739	83,603	77,941	253,937	236,028
Average assets	14,379,323	14,245,917	14,121,496	13,983,100	14,052,919	14,249,857	14,243,277
Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense	2.39%	2.35%	2.40%	2.37%	2.20%	2.38%	2.22%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of September 30, 2023
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$2,868,596	24.33%	4,943
Less intercompany deposit accounts	922,235	7.82%	13
Less collateralized deposit accounts	524,715	4.45%	274
Uninsured deposits excluding intercompany and collateralized accounts	$1,421,646	12.06%	4,656
(1)     Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $25.8 million, or 0.22% of total deposits, as of September 30, 2023. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $117.0 million, or 0.99% of total deposits, as of September 30, 2023. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $305,000 as of September 30, 2023.

The following table provides additional details over the Company’s deposit portfolio:

	As of September 30, 2023
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,375,144	11.66%	290,763
Business noninterest bearing demand deposits	1,399,147	11.87	45,435
Personal interest-bearing demand deposits	1,477,617	12.53	59,309
Business interest-bearing demand deposits	1,120,463	9.50	8,110
Personal money market deposits	1,463,689	12.42	25,884
Business money market deposits	579,124	4.91	2,916
Savings deposits	2,116,360	17.95	210,196
Time deposits	2,258,338	19.16	70,762
Total deposits	$11,789,882	100.00%	713,375

Our average deposit account balance as of September 30, 2023 was $16,500. The Company’s insured cash sweep deposit balance was $265.3 million as of September 30, 2023.

The following table provides additional details regarding the Company’s deposit portfolio over time:

	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Personal noninterest bearing demand deposits	$1,413,732	1,388,690	1,413,781	1,412,227	1,428,232	1,397,167	1,375,144
Business noninterest bearing demand deposits	1,715,117	1,669,559	1,680,339	1,581,016	1,467,860	1,423,396	1,399,147
Personal interest-bearing demand deposits	1,787,295	1,785,761	1,742,173	1,718,806	1,627,546	1,535,254	1,477,617
Business interest-bearing demand deposits	588,850	529,357	498,937	499,059	466,105	624,252	689,914
Municipal demand deposits	515,477	543,573	571,620	468,566	447,852	418,147	430,549
Personal money market deposits	1,999,564	1,994,907	1,949,379	1,832,583	1,626,614	1,511,652	1,463,689
Business money market deposits	681,049	636,805	627,634	624,986	701,436	642,601	579,124
Savings deposits	2,367,438	2,362,725	2,327,419	2,275,020	2,194,743	2,120,215	2,116,360
Time deposits	1,251,878	1,155,878	1,067,110	1,052,285	1,576,791	1,989,711	2,258,338
Total deposits	$12,320,400	12,067,255	11,878,392	11,464,548	11,537,179	11,662,395	11,789,882

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	September 30, 2023
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after one year through five years	$20,000	—	(1,750)	18,250	3.12
Due after ten years	50,166	—	(11,890)	38,276	6.20

Debt issued by government sponsored enterprises:
Due after one year through five years	45,985	—	(7,502)	38,483	4.58
Due after five years through ten years	434	—	(11)	423	1.94

Municipal securities:
Due after one year through five years	954	3	(9)	948	3.64
Due after five years through ten years	21,976	—	(3,055)	18,921	7.05
Due after ten years	62,990	—	(14,788)	48,202	10.76

Corporate debt issues:
Due after five years through ten years	8,464	—	(1,000)	7,464	5.49

Residential mortgage-backed agency securities:
Fixed rate pass-through	213,849	—	(35,305)	178,544	6.17
Variable rate pass-through	7,501	2	(169)	7,334	4.01
Fixed rate agency CMOs	805,086	—	(175,985)	629,101	4.88
Variable rate agency CMOs	24,675	28	(573)	24,130	3.37
Total residential mortgage-backed agency securities	1,051,111	30	(212,032)	839,109	5.10
Total marketable securities available-for-sale	$1,262,080	33	(252,037)	1,010,076	5.40

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$49,471	—	(6,830)	42,641	3.75
Due after five years through ten years	74,986	—	(14,901)	60,085	5.43

Residential mortgage-backed agency securities:
Fixed rate pass-through	151,411	—	(27,070)	124,341	5.18
Variable rate pass-through	468	—	(8)	460	3.48
Fixed rate agency CMOs	553,241	—	(98,606)	454,635	5.85
Variable rate agency CMOs	529	—	(10)	519	5.40
Total residential mortgage-backed agency securities	705,649	—	(125,694)	579,955	5.71
Total marketable securities held-to-maturity	$830,106	—	(147,425)	682,681	5.56

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	September 30, 2023
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh, due within one year	$375,400	5.65%
Notes payable to the FHLB of Pittsburgh, due within one year	119,000	5.68%
Total term notes payable to the FHLB	494,400	5.65%

Collateralized borrowings, due within one year	48,587	1.52%
Collateral received, due within one year	61,600	5.16%
Subordinated debentures, net of issuance costs	114,102	4.28%
Junior subordinated debentures	129,509	7.50%
Total borrowed funds *	$848,198	5.48%
*    As of September 30, 2023, the Company had $3.1 billion of additional borrowing capacity available with the FHLB of Pittsburgh, including a $250.0 million overnight line of credit, which had a $119.0 million drawn balance, as well as $302.0 million of borrowing capacity available with the Federal Reserve Bank and $105.0 million with two correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)

Commercial real estate loans outstanding
The following table provides the various loan sectors in our commercial real estate portfolio at September 30, 2023:

September 30, 2023
Property type	Percent of portfolio
5 or more unit dwelling	14.3%
Nursing home	12.8
Retail building	11.7
Commercial office building - non-owner occupied	8.4
Residential acquisition & development - 1-4 family, townhouses and apartments	5.0
Warehouse/storage building	4.0
Manufacturing & industrial building	3.4
Commercial acquisition and development	3.4
Commercial office building - owner occupied	3.3
Multi-use building - office and warehouse	3.3
Hotel/motel	2.9
Single family dwelling	2.8
Other medical facility	2.7
Student housing	2.6
Multi-use building - commercial, retail and residential	2.6
2-4 family	2.3
Agricultural real estate	2.1
All other	12.4
Total	100.0%

The following table describes our commercial real estate portfolio by state at September 30, 2023:

September 30, 2023
State	Percent of portfolio
Pennsylvania	31.9%
New York	31.7
Ohio	20.4
Indiana	8.5
All other	7.5
Total	100.0%

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Nonaccrual loans current:
Residential mortgage loans	$1,951	1,559	1,423	1,496	2,186
Home equity loans	947	1,089	1,084	1,418	1,158
Consumer loans	1,049	1,009	911	836	833
Commercial real estate loans	44,639	48,468	50,045	53,303	56,193
Commercial loans	1,369	995	1,468	895	1,801
Total nonaccrual loans current	$49,955	53,120	54,931	57,948	62,171
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$48	49	688	473	54
Home equity loans	92	37	18	180	316
Consumer loans	274	309	223	178	155
Commercial real estate loans	1,913	1,697	1,900	1,220	55
Commercial loans	90	855	341	145	237
Total nonaccrual loans delinquent 30 days to 59 days	$2,417	2,947	3,170	2,196	817
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$66	185	919	31	32
Home equity loans	319	363	338	290	432
Consumer loans	312	360	340	341	382
Commercial real estate loans	212	210	1,355	473	848
Commercial loans	291	245	126	96	132
Total nonaccrual loans delinquent 60 days to 89 days	$1,200	1,363	3,078	1,231	1,826
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$7,695	6,290	3,300	5,574	5,544
Home equity loans	2,073	1,965	2,190	2,257	1,779
Consumer loans	2,463	2,033	2,791	2,672	2,031
Commercial real estate loans	8,416	8,575	8,010	7,867	8,821
Commercial loans	2,435	2,296	1,139	1,491	638
Total nonaccrual loans delinquent 90 days or more	$23,082	21,159	17,430	19,861	18,813
Total nonaccrual loans	$76,654	78,589	78,609	81,236	83,627
Total nonaccrual loans	$76,654	78,589	78,609	81,236	83,627
Loans 90 days past due and still accruing	728	532	652	744	357
Nonperforming loans	77,382	79,121	79,261	81,980	83,984
Real estate owned, net	363	371	524	413	450
Nonperforming assets	$77,745	79,492	79,785	82,393	84,434

Nonperforming loans to total loans	0.68%	0.70%	0.71%	0.75%	0.78%
Nonperforming assets to total assets	0.54%	0.56%	0.56%	0.58%	0.61%
Allowance for credit losses to total loans	1.10%	1.10%	1.09%	1.08%	1.02%
Allowance for total loans excluding PPP loan balances	1.10%	1.10%	1.09%	1.08%	1.02%
Allowance for credit losses to nonperforming loans	161.33%	157.26%	152.98%	143.98%	130.76%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At September 30, 2023	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,459,251	—	13,512	—	—	3,472,763
Home equity loans	1,254,985	—	3,780	—	—	1,258,765
Consumer loans	2,150,464	—	4,655	—	—	2,155,119
Total Personal Banking	6,864,700	—	21,947	—	—	6,886,647
Commercial Banking:
Commercial real estate loans	2,632,472	123,935	166,610	—	—	2,923,017
Commercial loans	1,476,833	3,690	20,086	—	—	1,500,609
Total Commercial Banking	4,109,305	127,625	186,696	—	—	4,423,626
Total loans	$10,974,005	127,625	208,643	—	—	11,310,273
At June 30, 2023
Personal Banking:
Residential mortgage loans	$3,483,098	—	12,059	—	—	3,495,157
Home equity loans	1,272,363	—	3,699	—	—	1,276,062
Consumer loans	2,196,938	—	4,124	—	—	2,201,062
Total Personal Banking	6,952,399	—	19,882	—	—	6,972,281
Commercial Banking:
Commercial real estate loans	2,649,535	74,170	171,519	—	—	2,895,224
Commercial loans	1,377,981	3,040	22,705	—	—	1,403,726
Total Commercial Banking	4,027,516	77,210	194,224	—	—	4,298,950
Total loans	$10,979,915	77,210	214,106	—	—	11,271,231
At March 31, 2023
Personal Banking:
Residential mortgage loans	$3,499,135	—	6,330	—	—	3,505,465
Home equity loans	1,277,915	—	3,631	—	—	1,281,546
Consumer loans	2,227,379	—	4,754	—	—	2,232,133
Total Personal Banking	7,004,429	—	14,715	—	—	7,019,144
Commercial Banking:
Commercial real estate loans	2,585,676	69,837	171,591	—	—	2,827,104
Commercial loans	1,217,344	6,381	22,298	—	—	1,246,023
Total Commercial Banking	3,803,020	76,218	193,889	—	—	4,073,127
Total loans	$10,807,449	76,218	208,604	—	—	11,092,271
At December 31, 2022
Personal Banking:
Residential mortgage loans	$3,484,870	—	13,729	—	—	3,498,599
Home equity loans	1,292,146	—	5,528	—	—	1,297,674
Consumer loans	2,164,220	—	4,435	—	—	2,168,655
Total Personal Banking	6,941,236	—	23,692	—	—	6,964,928
Commercial Banking:
Commercial real estate loans	2,579,809	55,076	188,670	—	—	2,823,555
Commercial loans	1,100,707	7,384	23,878	—	—	1,131,969
Total Commercial Banking	3,680,516	62,460	212,548	—	—	3,955,524
Total loans	$10,621,752	62,460	236,240	—	—	10,920,452
At September 30, 2022
Personal Banking:
Residential mortgage loans	$3,388,168	—	13,730	—	—	3,401,898
Home equity loans	1,279,968	—	5,021	—	—	1,284,989
Consumer loans	2,112,478	—	3,760	—	—	2,116,238
Total Personal Banking	6,780,614	—	22,511	—	—	6,803,125
Commercial Banking:
Commercial real estate loans	2,589,648	34,684	188,498	—	—	2,812,830
Commercial loans	1,094,830	4,004	26,736	—	—	1,125,570
Total Commercial Banking	3,684,478	38,688	215,234	—	—	3,938,400
Total loans	$10,465,092	38,688	237,745	—	—	10,741,525
*    Includes $6.9 million, $4.9 million, $7.4 million, $7.4 million, and $4.5 million of acquired loans at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, respectively.
**    Includes $28.9 million, $31.2 million, $31.9 million, $39.1 million, and $51.4 million of acquired loans at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	September 30, 2023		*	June 30, 2023		*	March 31, 2023		*	December 31, 2022		*	September 30, 2022		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	6	$573	—%	14	$627	—%	259	$26,992	0.8%	304	$29,487	0.8%	26	$1,052	—%
Home equity loans	112	4,707	0.4%	92	3,395	0.3%	111	4,235	0.3%	145	6,657	0.5%	88	3,278	0.3%
Consumer loans	733	9,874	0.5%	602	7,955	0.4%	587	6,930	0.3%	737	9,435	0.4%	549	6,546	0.3%
Commercial real estate loans	22	3,411	0.1%	13	2,710	0.1%	23	4,834	0.2%	29	4,008	0.1%	13	1,332	—%
Commercial loans	52	2,847	0.2%	38	15,658	1.1%	46	4,253	0.3%	51	2,648	0.2%	48	2,582	0.2%
Total loans delinquent 30 days to 59 days	925	$21,412	0.2%	759	$30,345	0.3%	1,026	$47,244	0.4%	1,266	$52,235	0.5%	724	$14,790	0.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	56	$5,395	0.2%	52	$3,521	0.1%	23	$1,922	0.1%	65	$5,563	0.2%	51	$4,320	0.1%
Home equity loans	40	1,341	0.1%	31	1,614	0.1%	31	1,061	0.1%	29	975	0.1%	36	1,227	0.1%
Consumer loans	236	2,707	0.1%	250	2,584	0.1%	185	2,083	0.1%	255	3,070	0.1%	223	2,663	0.1%
Commercial real estate loans	13	1,588	0.1%	12	1,288	—%	17	1,949	0.1%	16	2,377	0.1%	13	1,741	0.1%
Commercial loans	15	981	0.1%	23	11,092	0.8%	19	1,088	0.1%	24	1,115	0.1%	14	808	0.1%
Total loans delinquent 60 days to 89 days	360	$12,012	0.1%	368	$20,099	0.2%	275	$8,103	0.1%	389	$13,100	0.1%	337	$10,759	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	79	$7,695	0.2%	63	$6,290	0.2%	39	$3,300	0.1%	65	$5,574	0.2%	64	$5,544	0.2%
Home equity loans	73	2,206	0.2%	68	1,965	0.2%	65	2,190	0.2%	68	2,257	0.2%	65	1,779	0.1%
Consumer loans	357	3,020	0.1%	314	2,447	0.1%	313	3,279	0.1%	334	3,079	0.1%	289	2,388	0.1%
Commercial real estate loans	27	8,416	0.3%	20	8,575	0.3%	18	8,010	0.3%	19	7,867	0.3%	22	8,821	0.3%
Commercial loans	39	2,472	0.2%	38	2,414	0.2%	24	1,302	0.1%	15	1,829	0.2%	11	638	0.1%
Total loans delinquent 90 days or more	575	$23,809	0.2%	503	$21,691	0.2%	459	$18,081	0.2%	501	$20,606	0.2%	451	$19,170	0.2%

Total loans delinquent	1,860	$57,233	0.5%	1,630	$72,135	0.6%	1,760	$73,428	0.7%	2,156	$85,941	0.8%	1,512	$44,719	0.4%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $1.4 million, $605,000, $331,000, $1.7 million, and $783,000 at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Beginning balance	$124,423	121,257	118,036	109,819	98,355
ASU 2022-02 Adoption	—	—	426	—	—
Provision	3,983	6,010	4,870	9,023	7,689
Charge-offs residential mortgage	(171)	(545)	(207)	(546)	(166)
Charge-offs home equity	(320)	(235)	(164)	(232)	(535)
Charge-offs consumer	(3,085)	(2,772)	(2,734)	(2,430)	(2,341)
Charge-offs commercial real estate	(484)	(483)	(657)	(621)	(1,329)
Charge-offs commercial	(1,286)	(1,209)	(865)	(404)	(243)
Recoveries	1,781	2,400	2,552	3,427	8,389
Ending balance	$124,841	124,423	121,257	118,036	109,819
Net charge-offs to average loans, annualized	0.13%	0.10%	0.08%	0.03%	(0.14)%

	Nine months ended September 30,
	2023	2022
Beginning balance	$118,036	102,241
ASU 2022-02 Adoption	426	—
Provision	14,863	8,837
Charge-offs residential mortgage	(923)	(1,487)
Charge-offs home equity	(719)	(1,237)
Charge-offs consumer	(8,591)	(5,976)
Charge-offs commercial real estate	(1,624)	(6,745)
Charge-offs commercial	(3,360)	(1,253)
Recoveries	6,733	15,439
Ending balance	$124,841	109,819
Net charge-offs to average loans, annualized	0.10%	0.02%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2023			June 30, 2023			March 31, 2023			December 31, 2022			September 30, 2022
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,476,446	32,596	3.75%	$3,485,517	32,485	3.73%	$3,493,617	32,009	3.66%	$3,439,401	30,974	3.60%	$3,331,173	29,414	3.53%
Home equity loans	1,264,134	17,435	5.47%	1,273,298	16,898	5.32%	1,284,425	16,134	5.09%	1,282,733	15,264	4.72%	1,274,918	13,658	4.25%
Consumer loans	2,092,023	23,521	4.46%	2,143,804	22,662	4.24%	2,123,672	20,794	3.97%	2,069,207	19,709	3.78%	1,981,754	17,256	3.45%
Commercial real estate loans	2,911,145	41,611	5.67%	2,836,443	38,426	5.43%	2,824,120	37,031	5.24%	2,822,008	35,428	4.91%	2,842,597	34,158	4.70%
Commercial loans	1,447,211	26,239	7.19%	1,326,598	22,872	6.92%	1,161,298	18,353	6.32%	1,113,178	16,315	5.74%	1,050,124	12,978	4.84%
Total loans receivable (a) (b) (d)	11,190,959	141,402	5.01%	11,065,660	133,343	4.83%	10,887,132	124,321	4.63%	10,726,527	117,690	4.35%	10,480,566	107,464	4.07%
Mortgage-backed securities (c)	1,781,010	8,072	1.81%	1,859,427	8,326	1.79%	1,909,676	8,537	1.79%	1,956,167	8,603	1.76%	2,019,715	8,683	1.72%
Investment securities (c) (d)	336,125	1,431	1.70%	374,560	1,715	1.83%	384,717	1,761	1.83%	386,468	1,753	1.81%	388,755	1,762	1.81%
FHLB stock, at cost	37,722	668	7.03%	45,505	844	7.44%	39,631	690	7.06%	26,827	419	6.19%	14,028	148	4.19%
Other interest-earning deposits	59,433	915	6.11%	38,912	594	6.12%	30,774	423	5.50%	9,990	153	5.99%	253,192	1,295	2.00%
Total interest-earning assets	13,405,249	152,488	4.51%	13,384,064	144,822	4.34%	13,251,930	135,732	4.15%	13,105,979	128,618	3.89%	13,156,256	119,352	3.60%
Noninterest-earning assets (e)	974,074			861,853			869,566			877,121			896,663
Total assets	$14,379,323			$14,245,917			$14,121,496			$13,983,100			$14,052,919
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits (g)	$2,116,759	2,695	0.51%	$2,142,941	1,393	0.26%	$2,198,988	690	0.13%	$2,298,451	585	0.10%	$2,350,248	594	0.10%
Interest-bearing demand deposits (g)	2,569,229	4,086	0.63%	2,469,666	1,648	0.27%	2,612,883	951	0.15%	2,718,360	509	0.07%	2,794,338	360	0.05%
Money market deposit accounts (g)	2,112,228	6,772	1.27%	2,221,713	6,113	1.10%	2,408,582	4,403	0.74%	2,512,892	1,310	0.21%	2,620,850	692	0.10%
Time deposits (g)	2,164,559	18,136	3.32%	1,765,454	12,663	2.88%	1,293,609	5,194	1.63%	1,024,895	1,467	0.57%	1,110,906	1,511	0.54%
Borrowed funds (f)	643,518	7,937	4.89%	837,358	10,202	4.89%	740,218	7,938	4.35%	451,369	3,967	3.49%	127,073	239	0.75%
Subordinated debt	114,045	1,148	4.03%	113,958	1,148	4.03%	113,870	1,148	4.03%	113,783	1,148	4.04%	113,695	1,149	4.04%
Junior subordinated debentures	129,466	2,456	7.42%	129,401	2,280	6.97%	129,335	2,152	6.66%	129,271	1,823	5.52%	129,207	1,322	4.00%
Total interest-bearing liabilities	9,849,804	43,230	1.74%	9,680,491	35,447	1.47%	9,497,485	22,476	0.96%	9,249,021	10,809	0.46%	9,246,317	5,867	0.25%
Noninterest-bearing demand deposits (g)	2,757,091			2,820,928			2,889,973			3,039,000			3,093,490
Noninterest-bearing liabilities	257,141			224,508			235,213			229,794			209,486
Total liabilities	12,864,036			12,725,927			12,622,671			12,517,815			12,549,293
Shareholders’ equity	1,515,287			1,519,990			1,498,825			1,465,285			1,503,626
Total liabilities and shareholders’ equity	$14,379,323			$14,245,917			$14,121,496			$13,983,100			$14,052,919
Net interest income/Interest rate spread		109,258	2.77%		109,375	2.87%		113,256	3.19%		117,809	3.43%		113,485	3.35%
Net interest-earning assets/Net interest margin	$3,555,445		3.23%	$3,703,573		3.28%	$3,754,445		3.47%	$3,856,958		3.57%	$3,909,939		3.42%
Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.38X			1.40X			1.42X			1.42X

(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 1.07%, 0.77%, 0.40%, 0.13%, and 0.11%, respectively and average cost of Interest-bearing deposits were 1.40%, 1.02%, 0.54%, 0.18%, and 0.14%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 4.99%, 4.81%, 4.61%, 4.33%, and 4.05%, respectively, Investment securities — 1.52%, 1.61%, 1.61%, 1.59%, and 1.59%, respectively, Interest-earning assets — 4.49%, 4.32%, 4.13%, 3.87%, and 3.58%, respectively. GAAP basis net interest rate spreads were 2.75%, 2.85%, 3.17%, 3.41%, and 3.33%, respectively, and GAAP basis net interest margins were 3.21%, 3.25%, 3.44%, 3.54%, and 3.40%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Nine months ended September 30,
	2023			2022
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,485,130	97,090	3.71%	$3,162,758	82,282	3.47%
Home equity loans	1,273,878	50,467	5.30%	1,282,045	37,443	3.90%
Consumer loans	2,119,717	66,977	4.22%	1,887,843	47,588	3.37%
Commercial real estate loans	2,857,555	117,074	5.48%	2,918,940	95,813	4.33%
Commercial loans	1,312,750	67,465	6.87%	929,942	28,981	4.11%
Loans receivable (a) (b) (d)	11,049,030	399,073	4.83%	10,181,528	292,107	3.84%
Mortgage-backed securities (c)	1,849,567	24,935	1.80%	1,972,694	22,201	1.50%
Investment securities (c) (d)	364,956	4,909	1.79%	379,850	4,923	1.73%
FHLB stock, at cost	40,945	2,202	7.19%	13,776	311	3.02%
Other interest-earning deposits	64,560	1,931	4.00%	753,482	3,447	0.60%
Total interest-earning assets	13,369,058	433,050	4.33%	13,301,330	322,989	3.25%
Noninterest-earning assets (e)	880,799			941,947

Total assets	$14,249,857			$14,243,277

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits (g)	$2,163,564	4,777	0.30%	$2,348,944	1,758	0.10%
Interest-bearing demand deposits (g)	2,550,433	6,684	0.35%	2,842,071	1,008	0.05%
Money market deposit accounts (g)	2,246,422	17,289	1.03%	2,647,301	2,067	0.10%
Time deposits (g)	1,733,428	35,993	2.78%	1,207,444	5,416	0.60%
Borrowed funds (f)	740,011	26,077	4.71%	131,368	563	0.57%
Subordinated debt	113,958	3,444	4.03%	118,919	3,603	4.04%
Junior subordinated debentures	129,401	6,889	7.02%	129,142	2,893	2.95%
Total interest-bearing liabilities	9,677,217	101,153	1.40%	9,425,189	17,308	0.25%
Noninterest-bearing demand deposits (g)	2,822,178			3,081,640
Noninterest-bearing liabilities	239,034			199,742

Total liabilities	12,738,429			12,706,571

Shareholders’ equity	1,511,428			1,536,706

Total liabilities and shareholders’ equity	$14,249,857			$14,243,277

Net interest income/Interest rate spread		331,897	2.93%		305,681	3.00%

Net interest-earning assets/Net interest margin	$3,691,841		3.32%	$3,876,141		3.07%

Ratio of interest-earning assets to interest-bearing liabilities	1.38X			1.41X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 0.75% and 0.11%, respectively and average cost of Interest-bearing deposits were 1.00% and 0.15%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: Loans — 4.81% and 3.82%, respectively; Investment securities — 1.58% and 1.51%, respectively; Interest-earning assets — 4.31% and 3.23%, respectively. GAAP basis net interest rate spreads were 2.91% and 2.98%, respectively; and GAAP basis net interest margins were 3.29% and 3.05%, respectively.